UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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WSI Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 4, 2018

WSI Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607
(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address Of Principal Executive Offices)	(Zip Code)

(763) 295-9202

Registrant’s Telephone Number, Including Area Code

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Items under Sections 1, 3, 4, 6 and 7 are not applicable and therefore omitted.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 4, 2018, WSI Industries, Inc. (the “Company”) issued a press release disclosing material non-public information regarding its preliminary results of operations for the fourth quarter and fiscal year ended August 26, 2018. The preliminary financial results for the fourth quarter and fiscal year 2018 are subject to customary annual audit procedures. The Company hereby furnishes the press release, which is attached hereto as Exhibit 99.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously reported, the Compensation Committee and the Board of Directors of the Company have approved a cash incentive compensation plan for fiscal year 2018 (the “2018 Incentive Plan”) for Paul D. Sheely, the Company’s Chief Financial Officer. Michael J. Pudil, the Company’s Chief Executive Officer, was not a participant in the 2018 Incentive Plan.

On October 4, 2018, the Compensation Committee determined the Company’s achievement of financial performance goals for fiscal year 2018 and the achievement of Mr. Sheely’s departmental objectives. Under the 2018 Incentive Plan, Mr. Sheely was eligible for a target bonus equal to 45% of his base salary. Based on the fiscal year 2018 results for the Company’s sales, gross margin and pretax earnings and Mr. Sheely’s achievement of his departmental objectives, the Compensation Committee determined that Mr. Sheely was entitled to a bonus equal to 45% of his base salary or $68,101.

On October 4, 2018, the Compensation Committee also determined that Mr. Pudil would be paid a discretionary bonus of $255,000 in respect of his performance and the Company’s performance in fiscal year 2018.

ITEM 8.01	OTHER EVENTS.

On October 4, 2018, the Company’s Board of Directors declared a dividend of $0.04 per share payable November 1, 2018 to holders of record as of October 18, 2018.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release Issued October 4, 2018 by WSI Industries, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

By:	/s/ Michael J. Pudil
Michael J. Pudil
President and Chief Executive Officer

Date: October 5, 2018

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